UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2014

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Charter)

Ohio	1-12607	31-0621189
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (770) 933-7000

(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A-2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Pursuant to an Asset Purchase Agreement (the “Agreement”), dated December 3, 2014, by and among HealthMont of Missouri, LLC (“Seller”), a wholly-owned subsidiary of SunLink Health Systems, Inc. (“SunLink”), Crown Healthcare Investments, LLC, Fulton Medical Center, LLC (“Buyer”), and Nueterra Holdings, LLC, the Seller entered into an agreement for the sale of substantially all of the assets of Callaway Community Hospital (“Callaway”) located in Fulton, MO for approximately $6,000,000. Assets excluded from the sale under the Agreement include (a) cash and cash equivalents; (b) receivables generated by or pertaining to the business and operations of Seller and the rendering of healthcare services, (iii) amounts and settlements to Seller pursuant to the Federal Reimbursement Allowance Program of the State of Missouri for Seller’s fiscal years ending on or prior to June 30, 2013 and a prorated share of amounts and settlements for or in respect of Seller’s fiscal year ending June 30, 2014, (iv) credits, offsets, carry forwards or refunds with respect to Federal, State or local income taxes for periods prior to the Closing Date, (v) intercompany receivables due from SunLink or its Affiliates, and (vi) certain non-Hospital undeveloped real estate.

The transaction is scheduled to close on December 31, 2014. The Buyer’s obligation to close the transaction is conditioned on, among other things, the non-occurrence of any event, change or occurrence that has a Material Adverse Effect (as defined in the Agreement) on Seller, and Seller not having suffered any material loss or damage to the Purchased Assets in excess of $50,000 which is not covered by insurance. The above summary of the terms of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Proceeds of the sale of approximately $1,000,000, after repayment of hospital mortgage debt of approximately $5,000,000, will be used for general corporate purposes. SunLink expects to recognize an after tax loss of approximately $300,000 on the transaction.

Item 5.07 Submission of Matters to a Vote of Security Holders

The following matters were submitted to a vote of common shareholders at the 2014 annual meeting of stockholders of SunLink Health Systems, Inc. (the “Company”) held on November 10, 2014:

Election of Directors

Management’s nominees for election to the board of directors, as listed in the Company’s proxy statement, were elected for two-year terms; with the results of the voting as follows:

Nominee	For	Withheld	Against	Broker Non-Votes
Karen B. Brenner	5,452,398	786,624	0	1,833,028
C. Michael Ford	5,463,708	775,314	0	1,833,028
Howard E. Turner	5,392,308	846,714	0	1,833,028
Christopher H. B. Mills	5,335,031	903,991	0	1,833,028

As indicated in the table above, Karen B. Brenner, C. Michael Ford, Howard E. Turner and Christopher H. B. Mills were elected as directors for terms expiring at the 2016 annual meeting of shareholders. The terms of the following incumbent directors continue until the 2015 annual meeting of shareholders: Robert M. Thornton, Jr., Dr. Steven J. Baileys and Gene E. Burleson.

Ratification of the appointment of Cherry Bekaert LLP as the Company’s Independent Registered Public Accounting Firm.

For	Against	Abstentions	Broker Non-Votes
8,056,637	13,398	2,015	1,833,028

As indicated in the above table, the proposal to ratify the appointment of the Company’s independent auditors for the 2015 fiscal year was approved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit 99.1 – SunLink Health Systems, Inc. Press Release dated December 4, 2014.

Exhibit 99.2 – Asset Purchase Agreement By and Among HealthMont of Missouri, LLC, Crown Healthcare Investments, LLC and Fulton Medical Center, LLC, Nueterra Holdings, LLC dated December 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Chief Financial Officer

Dated: December 8, 2014